EXHIBIT 10.15

SECOND AMENDMENT

THE PNC FINANCIAL SERVICES GROUP, INC.

SUPPLEMENTAL INCENTIVE SAVINGS PLAN

(as amended and restated effective May 5, 2009)

WHEREAS, The PNC Financial Services Group, Inc. (“PNC”) sponsors The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan (the “Plan”);

WHEREAS, Section 10 of the Plan authorizes PNC to amend the Plan; and

WHEREAS, PNC wishes to amend the Plan to revise the definition of “Compensation Threshold”.

NOW, THEREFORE, IT IS RESOLVED that the Plan is hereby amended as follows, effective as of January 1, 2010:

1.	Section 1.9 (“Compensation Threshold”) is amended and restated in its entirety to read as follows:

““Compensation Threshold” for a year means the amount of compensation designated under Internal Revenue Code Section 416(i)(1)(A)(i) for such year by the Internal Revenue Service.”

Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 23rd day of December, 2010 pursuant to the authority delegated by the Corporation’s Personnel and Compensation Committee.

/s/ Joan L. Gulley
Joan L. Gulley
Chief Human Resources Officer